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                                                                    EXHIBIT 99.1

                               LOCK-UP AGREEMENT



     THIS LOCK-UP AGREEMENT ("Agreement") dated as of June 24, 1999, between Group 1 Automotive, Inc., a Delaware corporation (the "Company") and the undersigned holder ("Stockholder") of Common Stock of the Company.

     WHEREAS, the Company has requested that the Stockholder agree not to sell any shares of Common Stock of the Company until July 15, 2000, except in an offering registered with the Securities and Exchange Commission ("SEC") initiated by the Company; and

     WHEREAS, in consideration of Stockholder agreeing not to sell shares of Common Stock of the Company, the Company has agreed to initiate an offering registered with the SEC of a portion of the shares of Common Stock of the Company held by Stockholder.

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

     1. Stockholder is the beneficial owner of the number of shares of Common Stock of the Company set forth after his name on Schedule I attached hereto and desires to sell up to the number of shares of Common Stock of the Company set forth after his name on Schedule I attached hereto in an offering registered with the SEC.

     2. Stockholder hereby irrevocably agrees, except for the number of shares of the Company set forth after his name on Schedule I attached hereto to be included in a registration statement to be filed with the SEC and sold in an offering registered with the SEC as shall be determined by the Company, that Stockholder will not, directly or indirectly, sell, lend, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock without the prior written consent of the Company for a period from the date hereof until the earliest of (i) 60 days following the death of Stockholder; (ii) 60 days following the time at which Stockholder is determined to be "permanently disabled" (for purposes of the immediately preceding sentence, "permanently disabled" shall mean a condition (certified by a licensed physician, selected by the Company) rendering Stockholder unable to engage in employment that is substantially similar to Stockholder's current employment); or (iii) July 15, 2000. Notwithstanding the foregoing, if Stockholder is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate




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family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor. The Stockholder understands that the agreements of the Stockholder are irrevocable and shall be binding upon the Stockholder's heirs, legal representatives, successors and assigns.

     3. Whether or not the offering registered with the SEC actually occurs depends on a number of factors, including market conditions. Any offering registered with the SEC will only be made pursuant to one or more agreements (each a "Purchase Agreement"), the terms of which are subject to agreement between the Company and either the underwriters, dealers, agents or direct purchasers (the "Purchasers"), depending on the type of offering. The Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the Stockholder except in compliance with this Agreement.

     4. Attached hereto as Appendix A is a form of Power of Attorney and Custody Agreement that the Stockholder agrees to execute contemporaneous with the execution of this Agreement.

     5. The Company shall, as expeditiously as reasonably possible, and in any case prior to August 1, 1999, prepare and file with the SEC a registration statement with respect to the shares of Common Stock that Stockholder desires to sell as set forth in paragraph 1 and use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company shall have no obligation to maintain the effectiveness of any registration statement filed hereunder or to cause the information therein to remain current for more that such period as is customary and is required by the Purchaser in the offering registered with the SEC. The Company shall select the Purchaser or Purchasers, as the case may be, with respect to the offering of the shares of Common Stock held by the Stockholder. The Company shall cooperate with the Purchasers as the Purchasers may reasonably request in facilitating the offeng registered with the SEC.

     6. All expenses incurred in connection with a registration statement pursuant to this Agreement, including without limitation all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company and the Stockholder, shall be borne by the Company.
The Stockholder shall pay the Purchasers' discounts and commissions applicable to the Common Stock sold by the Stockholder. In addition, the Stockholder shall pay his or her own costs for experts or professionals (other than counsel) employed by the Stockholder or on his or her behalf in connection with the registration of the




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Common Stock under this Agreement.

     7. The Company agrees to indemnify the Stockholder with respect to the offering registered with the SEC of Common Stock pursuant to this Agreement as set forth in Appendix B attached hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

     STOCKHOLDER                   GROUP 1 AUTOMOTIVE, INC.


     ________________________      By: ________________________
                                        B. B. Hollingsworth, Jr.
                                        Chairman, President and
                                        Chief Executive Officer




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                                                                      APPENDIX B

INDEMNIFICATION

          (a) The Company will, if Common Stock held by a Stockholder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify such Stockholder, each of its officers and directors, and each person controlling such Stockholder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each Purchaser, if any, and each person who controls any Purchaser, against all claims, losses, damages and liabilities (or actions in respect thereof') arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act of 1933, as amended (the "Act"), or of any other federal, state or common law! applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Stockholder, each of its officers and directors, and each person controlling such Stockholder, each such Purchaser and each person who controls any such Purchaser, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability. or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Stockholder or Purchaser and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such party and shall survive the subsequent transfer of shares of Common Stock by the seller thereof and the transfer of any shares of Common Stock of the Company which were the subject of such registration, qualification or listing.

          (b) Each Stockholder will, if Common Stock held by such Stockholder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each Purchaser, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such Purchaser within the meaning of the Act, and each other Stockholder registering Common Stock, each of its officers and directors and each person controlling such Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospec-




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     tus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Stockholders, such directors, officers, persons, Purchasers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder and stated to be specifically for use therein; provided, however, that (i) the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each such Stockholder of Common Stock sold as contemplated herein and (ii) the indemnity for untrue statements or omissions described above shall not apply if the Stockholder providing such written information provides the Company with such additional written information prior to the effectiveness of the registration as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

          (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
     No Indemnified Party shall consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.




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